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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption 'Experts' and in the headnote to the Selected Financial Data to the use of our report dated January 11, 2005 (except for Note 15, as to which the date is February 11, 2005) in Amendment No. 11 to the Registration Statement (Form S-1 No. 333-121173) and related Prospectus of CombinatoRx, Incorporated.

/s/ Ernst & Young LLP

November 7, 2005
Boston, Massachusetts

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm